Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Prospectus constituting as a part of this Registration Statement of our report dated May 13, 2025, related to the consolidated financial statements of Baiya International Group Inc. as of December 31, 2024 and for each of the two years in the period ended December 31, 2024 included in the Annual Report (Form 20-F) for the year ended December 31, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California
July 23, 2026